Exhibit 99.1

Five Oaks Investment Corp. Reports Third Quarter 2017 Financial Results

NEW YORK, Nov. 6, 2017 /PRNewswire/ -- Five Oaks Investment Corp. (NYSE: OAKS) ("we", "Five Oaks" or "the Company") today announced its financial results for the third quarter ended September 30, 2017. For the third quarter, the Company reported GAAP net loss attributable to common shareholders of $5.1 million, or $0.23 per basic and diluted share, a comprehensive loss of $2.9 million, or $0.13 per basic and diluted share, and core earnings (1) of $2.4 million, or $0.11 per basic and diluted share. The Company also reported a net book value of $5.12 per share on a basic and diluted basis at September 30, 2017.

Third Quarter Summary

  We reported an economic loss on common equity of 2.59% (10.35% annualized), comprised of a $0.29 decrease in book value per share and a $0.15 dividend per common share(2). The decrease in book value was due to increased financing costs during the quarter which contracted our net interest margin, continued wider spreads on Agency hybrid ARM securities relative to 15 and 30-year collateral, contributing to unrealized losses on our investment portfolio and realized losses on our hedge portfolio.
  During the quarter, we rotated out of $416.0 million of seasoned shorter duration Agency ARMs and into $513.6 million of new issue longer duration Agency ARMs. This rotation allowed us to increase the yield of the Agency portfolio from 2.34% as at second quarter period end to 2.47% as at third quarter period end by replacing the lower yielding seasoned Agency ARMs with new issue higher yielding Agency ARMs which we anticipate should benefit our net interest income in future quarters.

(1) Core Earnings is a non-GAAP measure that we define as GAAP net income, excluding impairment losses, realized and unrealized gains or losses on the aggregate portfolio and certain non-recurring upfront costs related to securitization transactions or other one-time charges. As defined, Core Earnings includes interest income or expense and premium income or loss on derivative instruments.

(2) Economic return is a non-GAAP measure that we define as the sum of the change in net book value per common share and dividends declared on our common stock during the period over the beginning net book value per common share.

Management Observations

David Carroll, Five Oaks' Chairman and CEO commented:

"In the third quarter the yield curve again flattened as short-term interest rates adjusted to the Fed's June tightening, and growing expectations of another rate increase later this year. While market expectations contemplate up to three additional rate hikes over the next year, it remains unclear how high the Fed can raise short-term interest rates while also pursuing a non-traditional policy of balance sheet tapering. We believe that we may be closer to the end of the traditional rate-hiking cycle given continued subdued inflation, but economic data and rate movements since the end of the third quarter are suggestive of continued and perhaps strengthening economic momentum. Longer term, a market in which the Federal Reserve is reducing its purchases of both treasuries and mortgages should be an attractive one for buying and leveraging hybrid agency securities.

"Shorter term, however, in a flatter yield curve environment, hybrid agencies tend to underperform 15 and 30-year fixed-rate mortgages. This was evident in the third quarter, with hybrid agency spreads widening slightly, while fixed-rate mortgages tightened. This was a contributory factor in our third quarter book value decline, along with realized hedging losses, and the reduction in net interest income due to higher financing rates, which meant that we under-earned our dividend in the quarter. In addition, we rotated out of over $400 million of assets that had rolled down the curve, and invested in over $500 million of longer-duration new issue hybrid agencies at higher yields. This had limited impact on our Q3 results since it was effected close to the end of the quarter, but should boost earnings going forward. We continue to believe that an investment strategy focused on Agency hybrid ARMs should provide both attractive yield and positive price "roll" down the curve along with enhanced extension protection over a full interest rate cycle."

Investment Portfolio and Capital Allocation

The following table summarizes certain characteristics of our investment portfolio and the related allocation of our equity capital on a non-GAAP combined basis as of September 30, 2017:

For the period ended September 30, 2017	Agency MBS	Multi-Family MBS (1)(2)	Non-Agency RMBS (1)(2)	Residential Loans (3)	Unrestricted Cash (4)	Total
Amortized Cost	1,276,657,015	47,026,522	11,063,920	5,447,024	30,554,867	1,370,749,348
Market Value	1,273,735,621	51,889,718	4,575,603	4,515,027	30,554,867	1,365,270,836
Repurchase Agreements	(1,215,217,000)	(19,694,000)	(2,750,000)	-	-	(1,237,661,000)
Hedges	(529,075)	-	-	-	-	(529,075)
Other (5)	8,098,103	(29,483)	51,804	3,610	(103,472)	8,020,562
Restricted Cash and Due to Broker	15,437,341	-	-	-	-	15,437,341
Equity Allocated	81,524,990	32,166,235	1,877,407	4,518,637	30,451,395	150,538,664

Debt/Net Equity (6)	14.91	0.61	1.46	-	-	8.22

For the period ended September 30, 2017	Agency MBS	Multi-Family MBS	Non-Agency RMBS	Residential Loans (7)	Unrestricted Cash	Total
Yield on Earning Assets (8)	2.39%	10.35%	-0.73%	116.13%	-	2.72%
Less Cost of Funds	1.28%	1.17%	1.27%	-	-	1.28%
Net Interest Margin (9)	1.11%	9.18%	-2.00%	116.13%	-	1.44%

(1)

Information with respect to Non-Agency RMBS and Multi-Family MBS, and the resulting total is presented on a non-GAAP basis. On a GAAP basis, which excludes the impact of consolidation of the FREMF 2011-K13, FREMF 2012-KF01, and CSMC 2014-OAK1 Trusts, the fair value of our investments in Non-Agency RMBS is $0, and the fair value of our investments in Multi-Family MBS is $30,750,419.

(2)	Includes the fair value of our net investments in the FREMF 2011-K13, FREMF 2012-KF01, and CSMC 2014-OAK1 Trusts.
(3)	Includes mortgage servicing rights.
(4)	Includes cash and cash equivalents.
(5)	Includes interest receivable, prepaid and other assets, interest payable, dividend payable and accrued expenses and other liabilities.
(6)	Ratio is a reflection of the average haircuts for each asset categories. It does not reflect or include the unrestricted cash that the Company set aside for these asset categories.
(7)	Includes income on mortgage servicing rights.
(8)	Information is presented on a non-GAAP basis. On a GAAP basis, the total yield on average interest earning assets is 2.54%.
(9)	Net Interest Margin is the difference between our Yield on Earning Assets and our Cost of Funds.

Comparative Expenses

The following table provides a detailed breakdown of the composition of our expenses on a non-GAAP basis for the quarters ended September 30, 2017 and June 30, 2017 (percentages are annualized):

Expenses	For the quarter ended September 30, 2017	For the quarter ended June 30, 2017

Management Fees	$ 573,412	$ 552,882
G&A Expenses (1)	$ 609,806	$ 596,921
Operating Expenses Reimbursable to Manager	$ 915,452	$ 961,909
Other Operating Expenses	$ 225,502	$ 324,191
Compensation Expense	$ 49,562	$ 52,948
Total Expenses	$ 2,373,734	$ 2,488,851

Period-End Capital	$ 150,538,664	$ 156,881,865

Management Fees	$ 573,412	$ 552,882
G&A, Other Operating Expenses and Reimbursable	$ 1,608,438	$ 1,727,631
Compensation Expenses	$ 49,562	$ 52,948
Expenses related to Prime Jumbo Loans	$ 142,322	$ 155,391

Management Fees as % of Capital	1.52%	1.41%
G&A, Other, Reimbursable and Compensation as % of Capital	4.41%	4.54%
Expenses related to Prime Jumbo Loans as % of Capital	0.38%	0.40%

(1) Excludes $679,172 and $646,336 in non-interest expense attributable to the consolidated trusts for the quarters ended September 30, 2017 and June 30, 2017, respectively.

Operating Performance

The following table summarizes the Company's GAAP and non-GAAP earnings measurements for the quarters ended September 30, 2017 and June 30, 2017:

	Quarter Ended September 30, 2017			Quarter Ended June 30, 2017

Earnings	Earnings	Per diluted weighted share	Annualized return on average equity	Earnings	Per diluted weighted share	Annualized return on average equity
Core Earnings *	$ 2,354,565	$ 0.11	4.16%	$ 2,204,417	$ 0.12	4.25%
GAAP Net Income (Loss)	$ (5,136,846)	$ (0.23)	(9.08)%	$ (3,167,297)	$ (0.17)	(6.11)%
Comprehensive Income (Loss)	$ (2,949,798)	$ (0.13)	(5.22)%	$ (5,297,716)	$ (0.29)	(10.19)%
Weighted Ave Shares Outstanding		22,139,258			18,297,500
Weighted Average Equity		$224,407,206			$207,801,363

Stockholders' Equity and Book Value Per Share

As of September 30, 2017, our stockholders' equity was $150.5 million and our book value per common share was $5.12 on a basic and fully diluted basis.

Dividends

The Company declared a dividend of $0.05 per share of common stock for the months of October, September and December 2017.

Fourth Quarter 2017 Common Stock Dividends

Month	Dividend	Record Date	Payment Date

October 2017	$0.05	October 16, 2017	October 30, 2017

November 2017	$0.05	November 15, 2017	November 29, 2017

December 2017	$0.05	December 15, 2017	December 28, 2017

In accordance with the terms of the 8.75% Cumulative Redeemable Preferred Stock ("Series A Preferred Stock") of the Company, the board of directors has also declared monthly cash dividend rates for the fourth quarter of 2017 of $0.1823 per share of Series A Preferred Stock:

Fourth Quarter 2017 Series A Preferred Stock Dividends

Month	Dividend	Record Date	Payment Date

October 2017	$0.1823	October 16, 2017	October 27, 2017

November 2017	$0.1823	November 15, 2017	November 27, 2017

December 2017	$0.1823	December 15, 2017	December 27, 2017

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the U.S. securities laws that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of the Company's business, financial condition, liquidity, results of operations, plans and objectives. You can identify forward-looking statements by use of words such as "believe," "expect," "anticipate," "estimate," "plan," "continue," "intend," "should," "may" or similar expressions or other comparable terms, or by discussions of strategy, plans or intentions. Statements regarding the following subjects, among others, may be forward-looking: the return on equity; the yield on investments; the ability to borrow to finance assets; and risks associated with investing in real estate assets, including changes in business conditions, interest rates, the general economy and political conditions and related matters. Forward-looking statements are based on the Company's beliefs, assumptions and expectations of its future performance, taking into account all information currently available to the Company. Actual results may differ from expectations, estimates and projections and, consequently, you should not rely on these forward looking statements as predictions of future events. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company's control. Additional information concerning these and other risk factors are contained in the Company's most recent filings with the Securities and Exchange Commission, which are available on the Securities and Exchange Commission's website at www.sec.gov.

All subsequent written and oral forward-looking statements that the Company makes, or that are attributable to the Company, are expressly qualified in their entirety by this cautionary notice. Any forward-looking statement speaks only as of the date on which it is made. Except as required by law, the Company is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

For financial statement reporting purposes, GAAP requires us to consolidate the assets and liabilities of the FREMF 2011-K13, FREMF 2012-KF01, and CSMC 2014-OAK1 Trusts. However, our maximum exposure to loss from consolidation of the trusts is limited to the fair value of our net investment therein. We therefore have also presented certain information as of September 30, 2017 and June 30, 2017 that includes our net investments in the consolidated trusts. This information as well as core earnings, economic return and comparative expenses constitute non-GAAP financial measures within the meaning of Item 10(e) of Regulation S-K, as promulgated by the SEC. While we believe the non-GAAP information included in this press release provides supplemental information to assist investors in analyzing that portion of our portfolio composed of Non-Agency RMBS and Multi-Family MBS, and to assist investors in comparing our results with other peer issuers, these measures are not in accordance with GAAP, and they should not be considered a substitute for, or superior to, our financial information calculated in accordance with GAAP. Our GAAP financial results and the reconciliations from these results should be carefully evaluated.

Reconciliation of GAAP to Core Earnings

GAAP to Core Earnings Reconciliation	Three Months Ended	Three Months Ended

	September 30, 2017	June 30, 2017
Reconciliation of GAAP to non-GAAP Information
Net Income (loss) attributable to common shareholders	$(5,136,846)	$(3,167,297)
Adjustments for non-core earnings
Realized (Gain) Loss on sale of investments, net	$5,148,445	$151,549
Unrealized (Gain) Loss on fair value option securities	$-	$-
Realized (Gain) Loss on derivative contracts, net	$1,636,725	$(1,453,074)
Unrealized (Gain) Loss on derivative contracts, net	$(307,263)	$5,813,275
Realized (Gain) Loss on mortgage loans held-for-sale	$221,197	$249
Unrealized (Gain) Loss on mortgage loans held-for-sale	$(28,794)	$7,358
Unrealized (Gain) Loss on mortgage servicing rights	$102,945	$228,329
Unrealized (Gain) Loss on multi-family loans held in securitization trusts	$(694,730)	$(803,206)
Unrealized (Gain) Loss on residential loans held in securitization trusts	$155,252	$250,079
Other income	$(8,369)	$(12,735)
Subtotal	$6,225,408	$4,181,824

Other Adjustments
Recognized compensation expense related to restricted common stock	$3,312	$6,698
Adjustment for consolidated securities/securitization costs	$1,262,691	$1,183,192
Adjustment for one-time charges	$-	$-
Core Earnings	$2,354,565	$2,204,417

Weighted average shares outstanding - Basic and Diluted	22,139,258	18,297,500

Core Earnings per weighted average shares outstanding - Basic and Diluted	$0.11	$0.12

Additional Information

As of September 30, 2017, we have determined that we were the primary beneficiary of two Multi-Family MBS securitization trusts, the FREMF 2011-K13 Trust, and the FREMF 2012-KF01 Trust. As a result, we are required to consolidate the trusts' underlying multi-family loans together with their liabilities, income and expenses in our consolidated financial statements. We have elected the fair value option on the assets and liabilities held within the trusts, which requires that changes in valuation in the assets and liabilities of these trusts be reflected in our consolidated statements of operations.

A reconciliation of our net capital investment in multi-family investments to our financial statements as of September 30, 2017 is set forth below:

Multi-Family Loans held in Securitization Trusts, at fair value (1)	$1,154,277,919
Multi-Family Securitized Debt Obligations (non-recourse) (2)	$(1,133,138,620)
Net Carrying Value	$21,139,299
Multi-Family MBS PO	$30,750,419
Cash and Other	$(29,483)
Repurchase Agreements	$(19,694,000)
Net Capital in Multi-Family	$32,166,235

(1) Includes interest receivable
(2) Includes interest payable

As of September 30, 2017, we have determined that we were the primary beneficiary of one prime jumbo residential mortgage securitization trust, CSMC 2014-OAK1. As a result, we are required to consolidate the trusts' underlying prime jumbo residential loans together with their liabilities, income and expenses in our consolidated financial statements. We have elected the fair value option on the assets and liabilities held within the trusts, which requires that changes in valuation in the assets and liabilities of the trusts be reflected in our consolidated statements of operations.

A reconciliation of our net capital investment in Non-Agency RMBS to our financial statements as of September 30, 2017 is set forth below:

Residential Loans held in Securitization Trusts, at fair value (1)(2)	$124,790,411
Residential Securitized Debt Obligations (non-recourse) (3)	$(120,214,808)
Net Carrying Value	$4,575,603
Non-Agency RMBS	$-
Cash and Other	$51,804
Repurchase Agreements	$(2,750,000)
Net Capital in Non-Agency	$1,877,407

(1) Excludes $1,025,544 in Mortgage Servicing Rights
(2) Includes interest receivable
(3) Includes interest payable

Five Oaks Investment Corp.

Five Oaks Investment Corp. is a real estate investment trust ("REIT") focused with its subsidiaries on investing on a leveraged basis in mortgage and other real estate-related assets, particularly mortgage-backed securities ("MBS"), including residential mortgage-backed securities ("RMBS") and multi-family mortgage-backed securities ("Multi-Family MBS"), and mortgage servicing rights. The Company's objective remains to deliver attractive cash flow returns over time to its investors.

Five Oaks Investment Corp. is externally managed and advised by Oak Circle Capital Partners LLC.

Additional Information and Where to Find It

Investors, security holders and other interested persons may find additional information regarding the Company at the SEC's Internet site at http://www.sec.gov/ or the Company website www.fiveoaksinvestment.com or by directing requests to: Five Oaks Investment Corp., 540 Madison Avenue, 19th Floor, New York, NY 10022, Attention: Investor Relations.

FIVE OAKS INVESTMENT CORP. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016

Revenues:
Interest income:
Available-for-sale securities	$$7,827,281	$6,549,869	$21,308,582	$16,780,701
Mortgage loans held-for-sale	12,082	121,892	69,416	411,199
Multi-family loans held in securitization trusts	13,473,913	14,466,946	40,992,241	44,597,652
Residential loans held in securitization trusts	1,249,966	1,582,090	3,903,924	9,143,343
Cash and cash equivalents	63,264	11,754	138,745	26,409
Interest expense:
Repurchase agreements - available-for-sale securities	(4,118,639)	(1,572,062)	(9,087,956)	(4,400,290)
Repurchase agreements - mortgage loans held-for-sale	-	(57,449)	-	(227,733)
Multi-family securitized debt obligations	(12,766,808)	(13,740,005)	(38,866,888)	(41,667,457)
Residential securitized debt obligations	(995,293)	(1,210,186)	(3,100,616)	(6,978,474)
Mortgage service rights	-	-

Net interest income	4,745,766	6,152,849	15,357,448	17,685,350

Other-than-temporary impairments
Increase in credit reserves	-	(374,124)	-	(541,342)
Additional other-than-temporary credit impairment losses	-	(183,790)	-	(183,790)

Total impairment losses recognized in earnings	-	(557,914)	-	(725,132)

Other income:
Realized gain (loss) on sale of investments, net	(5,148,445)	(749,604)	(14,616,997)	(3,361,609)
Change in unrealized gain (loss) on fair value option securities	-	(958,995)	9,448,270	(3,569,744)
Realized gain (loss) on derivative contracts, net	(1,636,725)	(820,974)	2,049,400	(3,167,877)
Change in unrealized gain (loss) on derivative contracts, net	307,263	3,340,600	(8,583,100)	(7,172,338)
Realized gain (loss) on mortgage loans held-for-sale	(221,197)	60,427	(221,620)	129,175
Change in unrealized gain (loss) on mortgage loans held-for-sale	28,794	(138,785)	17,727	(2,885)
Change in unrealized gain (loss) on mortgage servicing rights	(102,945)	(204,505)	(457,720)	(1,243,240)
Change in unrealized gain (loss) on multi-family loans held in securitization trusts	694,730	930,312	2,797,566	(5,604,839)
Change in unrealized gain (loss) on residential loans held in securitization trusts	(155,252)	(764,599)	(773,674)	80,511
Other interest expense	-	(1,860,000)	(152,322)	(1,860,000)
Servicing income	276,211	258,458	721,468	726,011
Other income	8,369	3	33,275	26,811

Total other income (loss)	(5,949,197)	(907,662)	(9,737,727)	(25,020,024)

Expenses:
Management fee	573,412	623,525	1,670,804	1,873,486
General and administrative expenses	1,288,978	1,171,421	4,120,807	4,483,064
Operating expenses reimbursable to Manager	915,452	1,184,391	3,086,304	3,573,445
Other operating expenses	225,502	161,036	770,189	1,393,303
Compensation expense	49,562	50,544	155,384	144,431

Total expenses	3,052,906	3,190,917	9,803,488	11,467,729

Net income (loss)	(4,256,337)	1,496,356	(4,183,767)	(19,527,535)

Dividends to preferred stockholders	(880,509)	(880,509)	(2,631,744)	(2,631,744)

Net income (loss) attributable to common stockholders	$(5,136,846)	$615,847	(6,815,511)	(22,159,279)

Earnings (loss) per share:
Net income (loss) attributable to common stockholders (basic and diluted)	$(5,136,846)	$615,847	(6,815,511)	(22,159,279)
Weighted average number of shares of common stock outstanding	22,139,258	14,600,193	19,342,188	14,601,306
Basic and diluted income (loss) per share	$(0.23)	$0.04	(0.35)	(1.52)
Dividends declared per share of common stock	$0.15	$0.18	0.45	0.54

FIVE OAKS INVESTMENT CORP. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets

	September 30, 2017 (1)	December 31, 2016 (1)
	(unaudited)
ASSETS
Available-for-sale securities, at fair value (includes pledged securities of $1,212,027,963 and $876,121,505 for
September 30, 2017 and December 31, 2016, respectively)	$$1,304,486,040	$$870,929,601
Mortgage loans held-for-sale, at fair value	495,486	2,849,536
Multi-family loans held in securitization trusts, at fair value	1,149,888,917	1,222,905,433
Residential loans held in securitization trusts, at fair value	125,403,499	141,126,720
Mortgage servicing rights, at fair value	2,993,997	3,440,809
Cash and cash equivalents	30,554,867	27,534,374
Restricted cash	15,437,341	10,355,222
Deferred offering costs	78,432	96,489
Accrued interest receivable	8,732,428	7,619,717
Investment related receivable	4,699,021	3,914,458
Derivative assets, at fair value	-	8,053,813
Other assets	912,719	775,031

Total assets	$2,643,682,747	$2,299,601,203

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES:
Repurchase agreements:
Available-for-sale securities	$$1,237,661,000	$$804,811,000
Multi-family securitized debt obligations	1,128,773,402	1,204,583,678
Residential securitized debt obligations	119,882,464	134,846,348
Accrued interest payable	5,205,165	5,467,916
Derivative liabilities at fair value	529,075	-
Dividends payable	29,349	39,132
Deferred income	202,896	203,743
Due to broker	-	4,244,678
Fees and expenses payable to Manager	587,000	880,000
Other accounts payable and accrued expenses	273,732	2,057,843

Total liabilities	2,493,144,083	2,157,134,338

STOCKHOLDERS' EQUITY:
Preferred Stock: par value $0.01 per share; 50,000,000 shares authorized, 8.75% Series A cumulative redeemable, $25 liquidation preference, 1,610,000 and 1,610,000 issued and outstanding at September 30,
2017 and December 31, 2016, respectively	37,156,972	37,156,972
Common Stock: par value $0.01 per share; 450,000,000 shares authorized, 22,139,258 and 17,539,258
shares issued and outstanding, at September 30, 2017 and December 31, 2016, respectively	221,393	175,348
Additional paid-in capital	224,063,268	204,264,868
Accumulated other comprehensive income (loss)	(5,643,099)	(9,268,630)
Cumulative distributions to stockholders	(100,438,604)	(89,224,194)
Accumulated earnings (deficit)	(4,821,266)	(637,499)

Total stockholders' equity	150,538,664	142,466,865

Total liabilities and stockholders' equity	$2,643,682,747	$2,299,601,203

(1)  Our consolidated balance sheets include assets and liabilities of consolidated variable interest entities ("VIE's) as the Company is the primary beneficiary of these VIEs.  As of September 30, 2017 and December 31, 2016, assets of consolidated VIEs totaled $1,280,093,874 and $1,369,120,941, respectively, and the liabilities of consolidated VIEs totaled $1,253,353,428 and $1,344,404,080, respectively

CONTACT: David Oston, Chief Financial Officer, Five Oaks Investment Corp. (212) 257 5073